                                                                   Exhibit 23.2



                         CONSENT OF ARTHUR ANDERSEN LLP



         As independent public accountants, we hereby consent to the use of our report dated February 8, 1996 included herein and to all references to our Firm included in this Registration Statement.


                                                ARTHUR ANDERSEN LLP




Oakland, California,
November 11, 1996